                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:


[ ]  Preliminary Information Statement        [ ]  Confidential, For Use Of The
                                                   Commission Only (As Permitted
                                                   By Rule 14c-5 (d)(2))





[X]  Definitive Information Statement



                                  HIV-VAC, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

                                 HIV-VAC, INC.
                                  P.O. BOX 424
                      COLLINGWOOD, ONTARIO, CANADA L9Y 3Z4

              NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

     On May 15, 2001 the Board of Directors of HIV-VAC, Inc. (the "Company") took action to amend the Articles of Incorporation of the Company to increase the authorized capitalization of the Company, subject to shareholder approval. The increase is from 60,000,000 shares to 510,000,000 shares, of which five hundred million (500,000,000) shares are designated Common Stock, par value $.001 per share, and ten million (10,000,000) shares are designated Preferred Stock, par value $.01 per share. Thereafter, shareholders holding shares representing 57.45% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the amendment. The approval by the shareholders will not become effective until twenty days from the date of mailing of this Information Statement.

     Your consent to the amendment is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Section 78.320 of the Nevada General Corporation Law and pursuant to the Securities Act of 1934 of the approval by written consent of a majority of the shareholders of the Company.

              WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS
                        FOR INFORMATIONAL PURPOSES ONLY.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          /s/ KEVIN W. MURRAY
                                          --------------------------------------
                                          Kevin W. Murray, Director

Ontario, Canada

June 15, 2001

                                 HIV-VAC, INC.
                                  P.O. BOX 424
                      COLLINGWOOD, ONTARIO, CANADA L9Y 3Z4

                       PRELIMINARY INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

     This Information Statement is being furnished to the stockholders of HIV-VAC, Inc., a Nevada corporation (the "Company"), in connection with the adoption of a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding common stock ("Common Stock"), par value $0.001 per share and the Company's outstanding preferred stock ("Preferred Stock"), par value $0.01 per share. The Company's Board of Directors on May 15, 2001, approved and recommended by unanimous written consent increasing the Company's authorized capital stock from sixty million (60,000,000) shares of capital stock, of which fifty million (50,000,000) were designated as Common Stock and ten million (10,000,000) were designated as Preferred Stock, to five hundred and ten million (510,000,000) shares of capital stock consisting of five hundred million (500,000,000) shares of Common Stock, par value $0.001, and ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share.

     The proposed Amendment to the Articles of Incorporation will be filed with the Secretary of State of the State of Nevada and will be effective 20 days after the mailing of this Information Statement. The Company anticipates that the effective date for the Amendment to be on or about July 5, 2001 (the "Effective Date").

VOTE REQUIRED

     If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the "Nevada Law"), which provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section
78.390 of the Nevada Law, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and to effect the Amendment as early as possible so the Company can accomplish the purposes as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors recommended the Amendment in an effort to raise additional capital.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on May 15, 2001 (the "Record Date"). As of the Record Date, the Company had 46,415,608 shares of Common Stock outstanding and 10,000 shares of Preferred Stock outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

     The transfer agent for the Common Stock is Alpha Tech Stock Transfer.

AMENDMENT OF ARTICLES OF INCORPORATION

     On May 15, 2001, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to increase the number of shares which the Company is authorized to issue from sixty million (60,000,000) to five hundred and ten million (510,000,000) shares, of which five hundred million (500,000,000) shares are designated as Common Stock, par value $.001 per share, and ten million (10,000,000) shares are designated Preferred Stock, par value $.01 per share. Presently, the Company's Articles of Incorporation provides that the total number of shares which the Company has authority to issue is sixty million (60,000,000) shares of capital stock, of which fifty million (50,000,000) are designated as Common Stock, par value $.001 per share, and ten million (10,000,000) are designated as Preferred Stock, par value $.01.

     On May 15, 2001 the Amendment was approved by written consent of holders of 13,903,583 shares of the Company's Common Stock, representing 29.95% of the outstanding shares of the Company's Common Stock. The Amendment was also approved by written consent of the holders of 10,000 shares of the Company's Preferred Stock, representing 100% of the Company's outstanding Preferred Stock. Each share of Preferred Stock entitles the holder to 3,000 votes at a shareholders meeting.


     As of the Record Date, the total number of votes entitled to be cast at a meeting of the Company's shareholders, including both Common and Preferred Stock, was 76,415,608. In order to effectuate this Amendment by written consent, the Company obtained the consent of stockholders entitled to cast 43,903,583 votes, or 57.45% of the securities entitled to be voted at a meeting of the Company's shareholders.


     The Amendment will be effectuated by amending ARTICLE IV of the Company's Articles of Incorporation to read as follows:

        "The aggregate number of shares which this corporation shall have authority to issue is 510,000,000 shares of stock. The corporation is authorized to issue two classes of stock, designated Common Stock and Preferred Stock. The total number of shares of Common Stock authorized to be issued is 500,000,000 shares with a par value of $.001 per share. The total number of Preferred Stock authorized to be issued is 10,000,000 with a par value of $.01 per share. Any and all shares of stock may be issued, reissued, transferred or granted as the Board of Directors, in its discretion, may determine. The Board of Directors shall have authority, pursuant to NRS 78.195 to set, by resolution, the particular designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of any class of stock or any series of stock within any class of stock issued by this corporation. No capital stock of this corporation will be subject to assessment and no holder of any shares will have preemptive rights to subscribe to any or all issues of shares of securities of this corporation.

     The Amendment will be filed with the Nevada Secretary of State, and is anticipated to be effective 21 days after this Information Statement has been distributed to the Company's stockholders.

     The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order to attract and obtain additional sources of capital in the future from one or more equity or debt financings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Capital Stock as of May 15, 2001 by (i) each of our directors, (ii) each of our executive officers,

(iii) each person who is known by us to own beneficially more than 5% of the Common Stock and (iv) all directors and officers as a group.

                                       NUMBER OF SHARES      NUMBER OF SHARES       PERCENTAGE OF
NAME AND ADDRESS                       OF COMMON STOCK     OF PREFERRED STOCK(1)        CLASS
----------------                       ----------------    ---------------------    -------------
Dr. Gordon Skinner...................     4,634,528(2)                                   9.98%
  President, Chairman, Director                                    3,333                33.33%
Kevin Murray.........................     4,634,528(2)                                   9.98%
                                                                   3,333                33.33%
John Palethorpe......................     4,634,528(2)                                   9.98%
  Vice President                                                   3,333                33.33%
Intracell Vaccines Limited(3)........     8,698,583                                     18.74%
                                                                  10,000                  100%
Directors and Officers...............    13,908,584                                     29.95%
  As a Group                                                      10,000                  100%

---------------
(1) Each share of the Company's Preferred Stock entitles the holder to 3,000 votes at a shareholder's meeting.

(2) Includes 2,899,528 shares owned by Intersell Vaccines Limited, a Company for which all the outstanding shares are equally owned by Dr. Gordon Skinner, Kevin Murray and John Palethorpe.

(3) All of the outstanding shares of Intercell Vaccines Limited are owned equally by Dr. John Skinner, Kevin Murray and John Palethorpe.

EFFECT OF THE AMENDMENT

     After the Amendment becomes effective, the Company will have authorized five hundred million (500,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. This change does not effect the relative rights or privileges of the holders of the currently outstanding Common Stock, and the newly authorized shares of Common Stock will have the same rights as the presently authorized shares of Common Stock.

     There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the increase in authorized Common Stock will have on the market price of the Company's Common Stock.

REASON FOR THE AMENDMENT

     In unanimously recommending the Amendment, the Board of Directors was principally influenced by the Company's need to have available sufficient additional authorized capital stock to give the Company the ability to raise the substantial additional capital it requires, and from time to time likely will continue to require, to maintain its operations and implement its business plan.

NO DISSENTER'S RIGHTS

     Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed Amendments to the Company's Articles of Incorporation to restructure the capitalization of the Company.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          /s/ KEVIN MURRAY
                                          --------------------------------------
                                          Kevin Murray, Director